                                                                   EXHIBIT 23(a)





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of National Auto Credit, Inc. on Form S-3 of our reports dated March 25, 1994 appearing in the Annual Report on Form 10-K of National Auto Credit, Inc. for the year ended January 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/S/ Deloitte & Touche LLP
    ---------------------------
DELOITTE & TOUCHE LLP
Cleveland, Ohio
April 7, 1995





                                      8